Exhibit 99.1

Femasys Announces Financial Results for Quarter Ended March 31, 2024 and Provides Corporate Update

-- Recruitment of the commercial team for our infertility portfolio and the pivotal trial of FemBloc® for permanent non-surgical birth control continues --

ATLANTA, May 9, 2024 -- Femasys Inc. (NASDAQ: FEMY), a leading biomedical company focused on addressing significant unmet needs of women worldwide with a broad portfolio of in-office, accessible and innovative therapeutic and diagnostic products, announces financial results for the quarter ended March 31, 2024 and provides a corporate update.

Corporate Highlights from 1Q 2024 to date

•	Company announced positive topline data from pivotal trial for FDA-cleared FemaSeed® for the treatment of infertility.
•	Company announced the first in-office commercial procedure with FDA-cleared FemaSeed infertility solution at a former investigative site.
•	Appointed Richard Spector as Chief Commercial Officer.
•	Initiated enrollment in pivotal trial (NCT05977751) of our permanent birth control candidate FemBloc at two academic sites, for a total of six active sites, the maximum permitted in the first stage.

“Femasys is well positioned to commercialize our infertility portfolio, led by FemaSeed in 2024 with promising top line data from the FemaSeed pivotal trial that was more than double the historic intrauterine insemination (IUI) pregnancy rates for male factor infertility (i.e., low sperm count). We are focused on completing recruitment of the commercial team and ramping up commercial operations, while continuing to support enrollment in our pivotal trial for FemBloc, our proprietary solution for permanent non-surgical birth control,” said Femasys’ CEO Kathy Lee-Sepsick. “We believe we have sufficient cash to fund operations into the second half of 2025, allowing us to continue our track record of achieving our stated milestones and moving our mission forward to deliver innovative purposely engineered solutions for women’s health that are safe, effective, accessible, and affordable.”

Financial Results for Quarter Ended March 31, 2024

•	Research and development expenses increased by $233,292 to $1,770,731 in Q1 of 2024 from $1,537,439 in Q1 of 2023
•	Sales decreased by $22,844 to $271,140 in Q1 of 2024 from $293,984 in Q1 of 2023
•
Net loss was $3,599,510 or $0.17 per basic and diluted share attributable to common stockholders, for the quarter ended March 31, 2024, compared to net loss of $2,946,257, or $0.25 per basic and diluted share attributable to common stockholders, for the quarter ended March 31, 2023

•
Cash and cash equivalents as of March 31, 2024 was $17,835,968 and the Company had an accumulated deficit of $111,981,139. The Company expects, based on its current operating plan, that its existing cash and cash equivalents will be sufficient to fund its ongoing operations into the second half of 2025

For more information, please refer to the Company’s Form 10-Q filed May 9, 2024, which can be accessed on the SEC website.

FEMASYS INC.
Condensed Balance Sheets
(unaudited)

Assets	March 31, 2024	December 31, 2023
Current assets:
Cash and cash equivalents	$17,835,968	21,716,077
Accounts receivable, net	120,529	98,906
Inventory, net	971,297	667,118
Prepaid and other current assets	955,539	695,879
Total current assets	19,883,333	23,177,980
Property and equipment, at cost:
Leasehold improvements	1,212,417	1,212,417
Office equipment	47,308	47,308
Furniture and fixtures	417,654	414,303
Machinery and equipment	2,582,220	2,559,356
Construction in progress	569,723	423,077
	4,829,322	4,656,461
Less accumulated depreciation	(3,615,405)	(3,545,422)
Net property and equipment	1,213,917	1,111,039
Long-term assets:
Lease right-of-use assets, net	2,227,561	2,380,225
Intangible assets, net of accumulated amortization	33,115	—
Other long-term assets	1,013,034	1,086,581
Total long-term assets	3,273,710	3,466,806
Total assets	$24,370,960	27,755,825
(continued)

FEMASYS INC.
Condensed Balance Sheets
(unaudited)

Liabilities and Stockholders’ Equity	March 31, 2024	December 31, 2023
Current liabilities:
Accounts payable	$1,095,730	1,137,823
Accrued expenses	673,457	1,444,296
Clinical holdback – current portion	93,376	65,300
Lease liabilities – current portion	494,967	406,636
Total current liabilities	2,357,530	3,054,055
Long-term liabilities:
Clinical holdback – long-term portion	30,389	54,935
Convertible notes payable, net (including related parties)	4,472,456	4,258,179
Lease liabilities – long-term portion	1,902,991	2,036,067
Total long-term liabilities	6,405,836	6,349,181
Total liabilities	8,763,366	9,403,236
Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par, 200,000,000 authorized, 22,216,570 shares issued and 22,099,347 outstanding as of March 31, 2024; and 21,774,604 shares issued and 21,657,381 outstanding as of December 31, 2023	22,217	21,775
Treasury stock, 117,223 common shares	(60,000)	(60,000)
Warrants	2,631,838	2,787,137
Additional paid-in-capital	124,994,678	123,985,306
Accumulated deficit	(111,981,139)	(108,381,629)
Total stockholders’ equity	15,607,594	18,352,589
Total liabilities and stockholders' equity	$24,370,960	27,755,825

FEMASYS INC.
Condensed Statements of Comprehensive Loss
(unaudited)

	Three Months Ended March 31,
	2024	2023
Sales	$271,140	293,984
Cost of sales (excluding depreciation expense)	88,532	105,120

Operating expenses:
Research and development	1,770,731	1,537,439
Sales and marketing	300,487	244,896
General and administrative	1,502,804	1,315,137
Depreciation and amortization	71,228	133,066
Total operating expenses	3,645,250	3,230,538
Loss from operations	(3,462,642)	(3,041,674)
Other income (expense):
Interest income	224,684	97,089
Interest expense	(361,552)	(1,672)
Total other income (expense)	(136,868)	95,417
Net loss	$(3,599,510)	(2,946,257)

Net loss attributable to common stockholders, basic and diluted	$(3,599,510)	(2,946,257)
Net loss per share attributable to common stockholders, basic and diluted	$(0.17)	(0.25)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	21,775,357	11,872,255

About Femasys

Femasys is a leading biomedical company focused on addressing significant unmet needs of women worldwide with a broad portfolio of in-office, accessible, and innovative therapeutic and diagnostic solutions, including a lead revolutionary product candidate and FDA-cleared products. FemaSeed® Intratubal Insemination, an innovative infertility treatment designed to deliver sperm directly where conception occurs, is FDA-cleared and has received regulatory approval in Canada. FemBloc® permanent birth control in late-stage clinical development is the first and only non-surgical, in-office, permanent birth control method intended to be a safer option for women at substantially less cost than the long-standing surgical alternative. The Company has developed diagnostic products that are complementary for which it has achieved regulatory approvals to market in the U.S., Canada, and other ex-U.S. territories, and which are commercial-ready due to its in-house manufacturing capabilities. Its diagnostic products include FemVue® for fallopian tube assessment by ultrasound, which can be used in conjunction with FemCath®, an intrauterine catheter for selective fallopian tube evaluation, and FemCerv®, an endocervical tissue sampler for cervical cancer diagnosis. Learn more at www.femasys.com, or follow us on X, Facebook and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. Forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “pending,” “intend,” “believe,” “suggests,” “potential,” “hope,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on our current expectations and are subject to inherent uncertainties, risks and assumptions, many of which are beyond our control, difficult to predict and could cause actual results to differ materially from what we expect. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, among others: our ability to develop and advance our current product candidates and programs into, and successfully initiate, enroll and complete, clinical trials; the ability of our clinical trials to demonstrate safety and effectiveness of our product candidates and other positive results; estimates regarding the total addressable market for our products and product candidates; our ability to commercialize our products and product candidates, or the effect of delays in commercializing our products, including FemaSeed; our business model and strategic plans for our products, technologies and business, including our implementation thereof; and those other risks and uncertainties described in the section titled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2023, and other reports as filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and Femasys undertakes no duty to update such information except as required under applicable law.

Contacts:

Investors:
Gene Mannheimer
IR@femasys.com

Media Contact:
Kati Waldenburg
Media@femasys.com